EXHIBIT 10.16c
Portions of this Exhibit have been omitted based upon a request for confidential treatment. This Exhibit, including the non-public information, has been filed separately with the Securities and Exchange Commission. "[*]" designates portions of this document that have been redacted pursuant to the request for confidential treatment filed with the Securities and Exchange Commission.

AMENDING AGREEMENT NO. 2 TO FOURTH AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT
THIS AGREEMENT made as of the 18th day of December, 2018,
B E T W E E N:
AUTOMOTIVE FINANCE CANADA INC.,
a corporation incorporated under the laws of the Province of Ontario,
(hereinafter called the "Seller" and the "Servicer"),
- and -
KAR AUCTION SERVICES, INC.,
a corporation incorporated under the laws of Delaware,
(hereinafter called "KAR"),
- and -
BNY TRUST COMPANY OF CANADA,
a trust company incorporated under the laws of Canada licensed to carry on business as a trustee in each of the provinces of Canada, in its capacity as trustee of PRECISION TRUST, a trust established pursuant to the laws of the Province of Ontario, without personal liability, as purchaser,
(in such capacity, hereinafter called the "Purchaser").
WHEREAS the Seller, KAR and the Purchaser entered into a fourth amended and restated receivables purchase agreement dated as of December 20, 2016, as amended on January 30, 2017 (as amended, the "RPA");
AND WHEREAS, in accordance with the terms of Section 10.4 of the RPA, the Seller, KAR and the Purchaser wish to amend the RPA in the manner set out in this amending agreement (the "Agreement");

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NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and covenants and agreements of the parties herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties hereby covenant and agree as follows:

1.	Interpretation

1.1	All words and expressions defined in the RPA and not otherwise defined in this Agreement (including the recitals hereto) shall have the respective meanings given to them in the RPA.

2.	Amendments to the RPA

2.1	Section 1.1 of the RPA is hereby amended as follows:

(a)	the defined term "Cash Reserve Event" is hereby deleted in its entirety and the following substituted therefor:
""Cash Reserve Event" means as of any Settlement Date, (i) the arithmetic average of the Net Spread for [*], (ii) the Delinquency Ratio is greater than [*], or (iii) the average Payment Rate for [*], or [*]; provided, however, that following each occurrence of a Cash Reserve Event, such trigger shall remain in effect until [*]";

(b)	the defined term "CDOR" is hereby deleted in its entirety and the following substituted therefor:
""Three-Month CDOR" means, on any day and for any Tranche Period, the annual rate of interest equal to the average discount rate (rounded upwards, if necessary, to the nearest 0.00001%) of 3-month Canadian dollar bankers' acceptances as displayed on the "Bloomberg Screen CDOR Page" as at approximately 10:00 a.m. (Toronto time) on the first day of such applicable Tranche Period (or, if such day is not a Business Day, on the preceding Business Day), provided, however, that if such rate does not appear on the Bloomberg Screen CDOR Page on such day as contemplated, then the CDOR rate on such day shall be calculated as the average of the rates for such period applicable to Canadian dollar bankers' acceptances quoted by the banks listed on Schedule I of the Bank Act (Canada) as at approximately 10:00 a.m. (Toronto time) on such day (or, if such day is not a Business Day, on the preceding Business Day);”;

(c)	the defined term "Eligible Receivable" is hereby amended by deleting subsection (a) in its entirety and the following substituted therefor:
"(a) the Obligor of which (i) is a Person that is a resident of Canada and located in a province or territory of Canada or is a co-signer or co-guarantor who is a resident of another country (provided there is at least one personal guaranty from a Canadian resident), (ii) is not the Government of Canada or any agency or instrumentality

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thereof or any federal crown corporation, and (iii) is not any provincial or territorial government or agency thereof;";

(d)	the defined term "Financed Vehicle" is hereby deleted in its entirety and the following substituted therefor:
""Financed Vehicle" means [*]

(e)	the defined term "KAR Credit Facility" is hereby deleted in its entirety and the following substituted therefor:
""KAR Credit Facility" means that certain Amended and Restated Credit Agreement, originally dated as of March 11, 2014, as amended by the Incremental Commitment Agreement and First Amendment dated as of March 9, 2016, and as amended by the Incremental Commitment Agreement and Second Amendment dated as of May 31, 2017, by and among KAR, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders and agents party thereto, as the same may be amended, supplemented, restated or otherwise modified from time to time;";

(f)	the defined term "Program Fee Side Letter" is hereby deleted in its entirety and the following substituted therefor:
""Program Fee Side Letter" means the letter agreement between the Seller and the Securitization Agent dated December 18, 2018 as the same may be amended, varied or replaced from time to time;";

(g)	the defined term "Program Limit" is hereby amended by deleting the words "$125 million" therein and replacing them with "$175 million";

(h)	the defined term "Salvage Vehicle" is hereby deleted in its entirety and the following substituted therefor:
""Salvage Vehicle" means any vehicles [*] provided that such vehicle [*] For purposes of the Net Receivables Pool Balance calculation, the value of Receivables that are originated for the purpose of financing Salvage Vehicles is limited to [*];

(i)	the defined term "Termination Date" is hereby amended by deleting the words "January 31, 2020" therein and replacing them with "January 28, 2022"; and

(j)	the defined term "Tranche Rate" is hereby deleted in its entirety and the following substituted therefor:
""Tranche Rate" means (a) at any time prior to the occurrence of a Trigger Event, [*] and (b) at any time on or after the occurrence of a Trigger Event, [*].

2.2	Section 6.1 of the RPA is hereby amended by deleting subsection (bb) in its entirety and the following substituted therefor:

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"(bb) the average Payment Rate for [*] is less than [*], or [*] is less than [*]

3.	Other Documents

3.1
Any reference to the RPA made in any documents delivered pursuant thereto or in connection therewith shall be deemed to refer to the RPA as amended, extended, modified, renewed or supplemented from time to time, unless the context otherwise requires.

4.	Miscellaneous

4.1
As amended by this Agreement, the RPA is in all respects ratified and confirmed and continues in full force and effect, and the RPA as amended by this Agreement shall be read, taken and construed as one and the same instrument.

4.2	This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

4.3	This Agreement may be executed in one or more counterparts each of which shall be deemed an original and all of which when, taken together, shall constitute one and the same instrument.

4.4	This Agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein.
[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized signatories, as of the date first written above.

AUTOMOTIVE FINANCE CANADA INC.

By:	/s/ Amy Wirges
Name: Amy Wirges Title: Vice President of Finance; Treasurer

KAR AUCTION SERVICES, INC.

By:	/s/ James P. Hallett
Name: James P. Hallett Title: Chief Executive Officer

BNY TRUST COMPANY OF CANADA, in its capacity as trustee of PRECISION TRUST, without personal liability, by its Securitization Agent BMO NESBITT BURNS INC.

By:	/s/ Terry J. Ritchie
Name: Terry Ritchie Title: Managing Director
By:	/s/ Kevin Brown
Name: Kevin Brown Title: Director

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